EXHIBIT 99.1

Bright Mountain Media, Inc. Announces Second Quarter 2026 Financial Results

Boca Raton, FL, August 6, 2026 - Bright Mountain Media, Inc. (OTCID: BMTM) ("Bright Mountain", or the "Company"), a global holding company with current investments in digital publishing, advertising technology, consumer insights, creative services, and media services, today announced its financial results for the second quarter and six months ended June 30, 2026.

"The first half of 2026 marked an important step forward for Bright Mountain as we continued to strengthen the quality of our operations and execute against our strategic priorities," said Matthew Drinkwater, Chief Executive Officer of Bright Mountain Media. "While revenue reflected the impact of portfolio optimization and market conditions, we delivered a 38% improvement in net loss compared to the first half of 2025, through disciplined cost management and improved operating efficiency. We believe the combination of our diversified advertising and marketing technology platform, strong consumer insights capabilities, and continued investment in proprietary AI solutions positions us well for long-term growth and shareholder value creation."

Financial Results for the Three Months Ended June 30, 2026

Revenue was approximately $13.6 million, a decrease of $1.8 million, or 12%, compared to $15.4 million for the same period of 2025. Advertising technology revenue was approximately $6.4 million, digital publishing revenue was approximately $297,000, consumer insights revenue was approximately $4.9 million, and creative and media services revenue was approximately $2.0 million, during the second quarter of 2026.

Cost of revenue was approximately $11.2 million, a decrease of $1.2 million, or 9%, compared to $12.4 million for the same period of 2025. Cost of revenue is inclusive of: direct salary and labor costs of approximately $259,000 for employees that work directly on customer projects; direct project costs of approximately $3.3 million for payments made to third-parties that are directly attributable to the completion of projects to allow for revenue recognition; non-direct project costs of approximately $2.2 million; publisher costs of approximately $4.7 million; and sales commissions of approximately $286,000.

General and administrative expense was approximately $3.6 million, a decrease of 10%, compared to $4.0 million for the same period of 2025.

Gross margin was approximately $2.4 million, a decrease of 20%, compared to $3.0 million for the same period of 2025.

Net loss was approximately $3.2 million, an improvement of 22%, compared to a net loss of $4.1 million for the same period of 2025.

Adjusted EBITDA loss was approximately $190,000, a slight improvement of 13%, compared to adjusted EBITDA loss of $218,000 for the same period of 2025. See the below section on Non-GAAP Financial Measure for a reconciliation of net loss to EBITDA and adjusted EBITDA.

Financial Results for the Six Months Ended June 30, 2026

Revenue was approximately $27.6 million, a decrease of $2.0 million, or 7%, compared to $29.6 million for the same period of 2025. Advertising technology revenue was approximately $13.1 million, digital publishing revenue was approximately $578,000, consumer insights revenue was approximately $10.0 million, and creative and media services revenue was approximately $4.0 million, during the first half of 2026.

Cost of revenue was approximately $20.9 million, a decrease of $1.4 million, or 6%, compared to $22.3 million for the same period of 2025. Cost of revenue is inclusive of: direct salary and labor costs of approximately $630,000 for employees that work directly on customer projects; direct project costs of approximately $4.5 million for payments made to third-parties that are directly attributable to the completion of projects to allow for revenue recognition; non-direct project costs of approximately $4.7 million; publisher costs of approximately $9.6 million; and sales commissions of approximately $630,000.

General and administrative expense was approximately $6.2 million, a decrease of 28%, compared to $8.5 million for the same period of 2025.

Gross margin was approximately $6.7 million, a decrease of 8%, compared to $7.3 million for the same period of 2025.

Net loss was approximately $4.5 million, an improvement of 38%, compared to a net loss of $7.3 million for the same period of 2025.

Adjusted EBITDA was approximately $2.2 million, an increase of 262%, compared to adjusted EBITDA of $599,000 for the same period of 2025. See the below section on Non-GAAP Financial Measure for a reconciliation of net loss to EBITDA and adjusted EBITDA.

About Bright Mountain Media, Inc.

Bright Mountain Media, Inc. (OTCID: BMTM) unites a diverse portfolio of companies to deliver a full spectrum of advertising, marketing, technology, and media services under one roof - fused together by data-driven insights. Bright Mountain Media's subsidiaries include Deep Focus Agency, LLC, MediaHouse, Inc., BV Insights, LLC, CL Media Holdings, LLC, Bright Mountain, LLC d/b/a BrightStream, Oceanside Media, LLC, Slutzky & Winshman, Ltd., and Wild Sky Media Co. Ltd. For more information, please visit www.brightmountainmedia.com.

Forward-Looking Statements for Bright Mountain Media, Inc.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties. Such forward-looking statements can be identified by the use of words such as "should", "may", "intends", "anticipates", "believes", "estimates", "projects", "forecasts", "expects", "plans", and "proposes", and similar words. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to successfully integrate acquisitions, and the realization of any expected benefits from such acquisitions. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Bright Mountain's Annual Report on Form 10-K for the year ended December 31, 2025, and other filings with the SEC. Bright Mountain does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact / Investor Relations:

Email: ir@brightmountainmedia.com

https://brightmountainmedia.com/investor-relations

BRIGHT MOUNTAIN MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended

	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenue	$13,632	$15,408	$27,595	$29,598
Cost of revenue	11,214	12,371	20,868	22,289
Gross margin	2,418	3,037	6,727	7,309
General and administrative expenses	3,603	4,021	6,169	8,545
Gain on sale of intangible assets	(1,094)	-	(1,094)	-
Income (loss) from operations	(91)	(984)	1,652	(1,236)

Financing and other expense:
Other income	124	44	186	91
Interest expense - Centre Lane Senior Secured Credit Facility - related party	(3,229)	(3,135)	(6,330)	(6,155)
Other interest expense	(5)	(6)	(9)	(12)
Total financing and other expense, net	(3,110)	(3,097)	(6,153)	(6,076)

Net loss before income tax	(3,201)	(4,081)	(4,501)	(7,312)
Income tax provision	-	-	-	-
Net loss	$(3,201)	$(4,081)	$(4,501)	$(7,312)

Foreign currency translation	-	(199)	-	(157)
Comprehensive loss	$(3,201)	$(4,280)	$(4,501)	$(7,469)

Net loss per common share:
Basic	$(0.02)	$(0.02)	$(0.02)	$(0.04)
Diluted	$(0.02)	$(0.02)	$(0.02)	$(0.04)

Weighted-average shares outstanding:
Basic	183,955,495	175,965,052	182,502,285	175,969,993
Diluted	183,955,495	175,965,052	182,502,285	175,969,993

BRIGHT MOUNTAIN MEDIA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	June 30, 2026	December 31, 2025*
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,029	$1,371
Restricted cash	-	1,861
Accounts receivable, net	14,158	16,287
Prepaid expenses and other current assets	1,063	1,170
Total current assets	16,250	20,689
Property and equipment, net	177	124
Intangible assets, net	10,642	11,542
Goodwill	6,999	6,999
Operating lease right-of-use assets, net	127	173
Other long-term assets	9	158
Total assets	$34,204	$39,685

Liabilities and Stockholders' Deficit

Current liabilities:
Accounts payable and accrued expenses	$20,291	$24,852
Other current liabilities	2,198	4,210
Interest payable - Centre Lane Senior Secured Credit Facility	-	59
Deferred revenue	4,960	2,834
Note payable - Centre Lane Senior Secured Credit Facility - related party (current)	87,801	84,276
Total current liabilities	115,250	116,231
Other long-term liabilities	-	12
Operating lease liabilities	35	77
Total liabilities	115,285	116,320

Stockholders' deficit:
Convertible preferred stock, par value $0.01, 20,000,000 shares authorized, no shares issued or outstanding at June 30, 2026 and December 31, 2025, respectively	-	-
Common stock, par value $0.01, 324,000,000 shares authorized, 189,121,973 and 183,218,504 shares issued, and 186,936,398 and 181,032,929 shares outstanding at June 30, 2026 and December 31, 2025, respectively	1,891	1,832
Treasury stock at cost, 2,185,575 and 2,185,575 shares at June 30, 2026 and December 31, 2025, respectively	(220)	(220)
Additional paid-in capital	101,984	101,988
Accumulated deficit	(184,813)	(180,312)
Accumulated other comprehensive income	77	77
Total stockholders' deficit	(81,081)	(76,635)
Total liabilities and stockholders' deficit	$34,204	$39,685

* Derived from audited consolidated financial statements.

BRIGHT MOUNTAIN MEDIA, INC.

RECONCILIATION OF NET LOSS TO NON-GAAP EBITDA AND ADJUSTED EBITDA

(in thousands)

Non-GAAP Financial Measures

Non-GAAP results are presented only as a supplement to the financial statements and for use within management's discussion and analysis based on U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial information is provided to enhance the reader's understanding of the Company's financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP.

All other items included in the reconciliation from net loss before taxes to EBITDA and from EBITDA to adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company's ongoing performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company's operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company's ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company's presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company's performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

A reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(in thousands)
Net loss before income tax	$(3,201)	$(4,081)	$(4,501)	$(7,312)
Depreciation expense	17	15	34	28
Amortization of intangible assets	450	485	895	970
Gain on sale of intangible assets	(1,094)	-	(1,094)	-
Amortization of debt discount	486	556	946	1,189
Other interest expense	5	6	9	12
Interest expense - Centre Lane Senior Secured Credit Facility	2,743	2,579	5,384	4,966
EBITDA (loss)	(594)	(440)	1,673	(147)
Stock compensation expense	(3)	34	18	71
Non-recurring professional fees	100	20	100	261
Non-recurring legal fees	6	111	6	357
Non-recurring severance expense	301	57	369	57
Adjusted EBITDA (loss)	$(190)	$(218)	$2,166	$599